As filed with the Securities and Exchange Commission on January 18, 2019

File Number 333-229165

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

55-0856151

(IRS Employer Identification Number)

5885 Hollis Street, Suite 100

Emeryville, CA  94608

(510) 450-0761

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John G. Melo

President and Chief Executive Officer

5885 Hollis Street, Suite 100

Emeryville, CA  94608

(510) 450-0761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all correspondence to:

Gordon K. Davidson, Esq.

Faisal Rashid, Esq.

Amanda L. Rose, Esq.

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

(650) 988-8500

From time to time after the effectiveness of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-229165) of Amyris, Inc., initially filed with the Securities and Exchange Commission on January 8, 2019 (the “Registration Statement”), is being filed solely for the purpose of including language provided by Rule 473(b) promulgated under the Securities Act of 1933 regarding the automatic effectiveness of the Registration Statement twenty (20) days following the filing of this Amendment. This Amendment does not modify or update in any way the disclosures made in the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the Commission registration fee:

Commission registration fee		$8,262.91
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

____________

*Estimated expenses not presently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

The registrant’s restated certificate of incorporation, as amended, limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL, and provides that no director will have personal liability to the registrant or to its stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any director for:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or
•	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

As permitted by the DGCL, the registrant’s restated bylaws provide that:

•	the registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	the registrant may indemnify its other employees and agents as set forth in the DGCL;

•	the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the registrant to advance all expenses incurred by its directors and executive officers in investigating or defending any such action, suit or proceeding.  The indemnification provisions in the registrant’s restated certificate of incorporation, as amended, and restated bylaws and the indemnification agreements entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities arising under the Securities Act.

The registrant maintains an insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers of the registrant.

Certain of the registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the registrant’s board of directors.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above:

Exhibit Number	Description
3.01	Restated Certificate of Incorporation
3.11	Restated Bylaws
10.06	Form of Indemnity Agreement between registrant and its directors and executive officers

ITEM 16.	EXHIBITS

Exhibit
Number	Description
3.01	Restated Certificate of Incorporation
3.02	Certificate of Amendment of the Restated Certificate of Incorporation dated May 9, 2013
3.03	Certificate of Amendment of the Restated Certificate of Incorporation dated May 12, 2014
3.04	Certificate of Amendment of the Restated Certificate of Incorporation dated September 18, 2015
3.05	Certificate of Amendment of the Restated Certificate of Incorporation dated May 18, 2016
3.06	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A 17.38% Convertible Preferred Stock (found at Exhibit A-1, herein)
3.07	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B 17.38% Convertible Preferred Stock (found at Exhibit A-2, herein)

Exhibit Number	Description
3.08	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (found at Exhibit A-3, herein)
3.09	Certificate of Amendment of the Restated Certificate of Incorporation dated June 5, 2017
3.10	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (found at Exhibit E, herein)
3.11	Restated Bylaws
4.01	Specimen of Common Stock Certificate
4.02	Form of Senior Convertible Note (found at Exhibit A, herein)
4.03	Form of Registration Rights Agreement (found at Exhibit B, herein)
4.04	Amended and Restated Letter Agreement, dated May 8, 2014, among the registrant and the purchasers listed therein*
4.05	Letter Agreement, dated July 29, 2015, among the registrant and the registrant’s security holders listed therein
4.06	Registration Rights Agreement, dated October 20, 2015, among the registrant and the registrant’s security holders listed therein
4.07	Warrant to Purchase Stock issued November 16, 2016 by the registrant to Nenter & Co., Inc.
4.08	Form of Stockholder Agreement between the registrant, on the one hand, and Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P., on the other hand (found at Exhibit C, herein)
4.09	Amended and Restated Stockholder Agreement, dated August 7, 2017, between registrant and DSM International B.V.*
5.01	Opinion of Fenwick & West LLP regarding the Shares
10.01	Securities Purchase Agreement, dated December 6, 2018, among the registrant and the investors named therein
10.02	Form of Securities Purchase Agreement, dated May 8, 2017, among the registrant and the investors named therein
10.03	Securities Purchase Agreement, dated May 31, 2017, between the registrant and the investor named therein
10.04	Securities Purchase Agreement, dated August 2, 2017, between the registrant and DSM International B.V.
10.05	Securities Purchase Agreement, dated November 19, 2018, between the registrant and DSM International B.V.
10.06	Form of Indemnity Agreement between registrant and its directors and executive officers
23.01	Consent of KPMG LLP, independent registered public accounting firm
23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.03	Consent of Fenwick & West LLP (included in Exhibit 5.01)
24.01	Power of Attorney

_________________________

* Portions of this exhibit, which have been granted confidential treatment by the Securities and Exchange Commission, have been omitted.

ITEM 17.	UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on January 18, 2019.

AMYRIS, INC.

By: /s/ Kathleen Valiasek_________________

Kathleen Valiasek

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director, President and Chief Executive Officer	January 18, 2019
John Melo	(Principal Executive Officer)

/s/ Kathleen Valiasek	Chief Financial Officer	January 18, 2019
Kathleen Valiasek	(Principal Financial Officer)

/s/ Anthony Hughes	Chief Accounting Officer	January 18, 2019
Anthony Hughes	(Principal Accounting Officer)

*	Director	January 18, 2019
Geoffrey Duyk

*	Director	January 18, 2019
Philip Eykerman

*	Director	January 18, 2019
Frank Kung

*	Director	January 18, 2019
Steven Mills
*	Director	January 18, 2019
Carole Piwnica

*	Director	January 18, 2019
Christophe Vuillez

*	Director	January 18, 2019
HH Sheikh Abdullah bin Khalifa Al Thani

*	Director	January 18, 2019
R. Neil Williams

*	Director	January 18, 2019
Patrick Yang

*By: /s/ Kathleen Valiasek___________________

Kathleen Valiasek

Attorney-in-fact